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                                                                    EXHIBIT 99.5


                     [FORM OF GOLDMAN, SACHS & CO CONSENT]

     [  ], 2001

Board of Directors
PerkinElmer, Inc.
45 William Street
Wellesley, MA 02481

Re:      Registration Statement (File No. 333-    ) of
         PerkinElmer, Inc. and Packard BioScience Company

Madam and Gentlemen:

Reference is made to our opinion letter dated July 13, 2001 with respect to our opinion as to the fairness from a financial point of view to PerkinElmer, Inc. ("PerkinElmer") of the Exchange Ratio (as defined in such opinion letter) pursuant to the Agreement and Plan of Merger, dated as of July 13, 2001, among PerkinElmer, Inc., Pablo Acquisition Corp., a wholly-owned subsidiary of PerkinElmer, and Packard BioScience Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the caption(s) "Background of the Merger", "PerkinElmer's Reasons for the Merger", and "The Merger -- Opinion of PerkinElmer's Financial Advisor - Goldman, Sachs & Co." and to the inclusion of the foregoing opinion as an appendix to the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.